AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2003
                                              REGISTRATION NO.  333-___________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                      CITADEL BROADCASTING CORPORATION
           (Exact name of registrant as specified in its charter)

             DELAWARE                                      51-0405729
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                        CITY CENTER WEST, SUITE 400
                         7201 WEST LAKE MEAD BLVD.
                          LAS VEGAS, NEVADA 89128
            (Address of Principal Executive Offices) (Zip Code)

       CITADEL BROADCASTING CORPORATION 2002 LONG-TERM INCENTIVE PLAN
                         (Full title of the plans)

                              RANDY L. TAYLOR
                    VICE PRESIDENT-FINANCE AND SECRETARY
                        CITY CENTER WEST, SUITE 400
                         7201 WEST LAKE MEAD BLVD.
                          LAS VEGAS, NEVADA 89128
                               (702) 804-5200
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

============================================= ============ =============== ============= ==========
                                                              PROPOSED        PROPOSED   AMOUNT
            TITLE OF SECURITIES                AMOUNT TO      MAXIMUM         MAXIMUM       OF
              TO BE REGISTERED                    BE          OFFERING       AGGREGATE   REGISTRATION
                                              REGISTERED     PRICE PER        OFFERING      FEE
                                                  (1)        SHARE (2)       PRICE (2)
--------------------------------------------- ------------ --------------- ------------- ----------
Common Stock, par value $0.01 per share        3,138,750
("Common Stock") (3)                            shares         $18.83      $59,086,969   $4,780.14

Common Stock (3)                               1,770,250
                                                shares         $16.00      $28,324,000   $2,291.41

Common Stock (3)                                91,000
                                                shares         $20.20       $1,838,200     $148.71
--------------------------------------------- ------------ --------------- ------------- ----------
TOTAL                                          5,000,000
                                                shares           --        $89,249,169   $7,220.26
--------------------------------------------- ------------ --------------- ------------- ----------

(1) Includes an indeterminate number of shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act, and based upon the exercise price of options granted under the 2002 Long-Term Incentive Plan.

(3) Represents Common Stock which may be issued upon the exercise of options granted under the 2002 Long-Term Incentive Plan.


                              EXPLANATORY NOTE

     This Registration Statement relates to 5,000,000 shares of common stock of Citadel Broadcasting Corporation, par value $0.01 per share (the "Common Stock"), which may be issued upon the exercise of stock options granted under our 2002 Long-Term Incentive Plan (the "Plan").

                                   PART I

     The documents containing information specified by Part I of this Registration Statement will be sent to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be filed with the SEC. They constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     You may receive, without charge, upon written or oral request, a copy of the documents that are incorporated by reference in Item 3 of Part II of this Registration Statement and Section 10(a) of the prospectus. In addition, you may receive a copy of the Plan without charge, by contacting Randy L. Taylor, our Vice President-Finance and Secretary, at the following phone number: (702) 804-5200.

     References to "we," "us" and "our" refer to Citadel Broadcasting Corporation, a Delaware corporation.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room or access our SEC filings on the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange.

     The SEC allows us to "incorporate by reference" information into this Registration Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file subsequently with the SEC will automatically update this Registration Statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

     (a) Our Registration Statement on Form 8-A (Reg. No. 001-31740), filed with the SEC on July 22, 2003, in which there are described the terms, rights and provisions applicable to our outstanding Common Stock;

     (b) Our prospectus filed with the SEC on August 1, 2003 pursuant to Rule 424(b) of the Securities Act in connection with our Registration Statement on Form S-1 (File No. 333-89844), originally filed by us under the Securities Act on June 5, 2002, as amended, which prospectus includes our audited financial statements for the fiscal year ended December 31, 2002 and which describes the terms of the Common Stock;

     (c)  Exhibit 20.1 to our Form 8-K furnished to the SEC on August 11,
          2003; and

     (d) Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on September 15, 2003.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations).

     Item 6. Indemnification of Directors and Officers

     Our Restated Certificate of Incorporation and Amended and Restated By-Laws provide that our directors and officers shall be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on our behalf, except with respect to any matter with respect to which such director or officer has been adjudicated not to have acted in good faith or in the reasonable belief that his action was in our best interests.

     We have entered into agreements to indemnify our directors and certain executive officers in addition to the indemnification provided for in the Restated Certificate of Incorporation and Amended and Restated By-Laws. These agreements, among other things, indemnify our directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), liabilities, judgments, fines and settlement amounts incurred by any such person arising out of or in connection with such person's service as a director or officer of us or any of our affiliates.

     We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

     The Plan provides that the members of the committee administering the Plan shall be indemnified by us to the fullest extent permitted by Delaware law.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1 Restated Certificate of Incorporation of Citadel Broadcasting Corporation, filed as Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on September 15, 2003 (the "Form 10-Q") and incorporated herein by reference.

4.2 Amended and Restated By-Laws of Citadel Broadcasting Corporation, filed as Exhibit 3.2 to the Form 10-Q and incorporated herein by reference.

4.3 Citadel Broadcasting Corporation 2002 Long-Term Incentive Plan, filed as Exhibit 10.1 to Registration Statement on Form S-1 (Reg. No. 333-89844), as amended (the "Form S-1") and incorporated herein by reference.

4.4* Stock Option Agreement reference number 001 for use under the Citadel Broadcasting Corporation 2002 Long-Term Incentive Plan.

5*             Opinion of Fried, Frank, Harris, Shriver & Jacobson.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5).

23.2*          Consent of KPMG LLP.

23.3*          Consent of Deloitte & Touche LLP.

24*            Power of Attorney (included on the signature pages).

----------------------
*       Filed herewith.

     Item 9. Undertakings

     (a) We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided,  however, that the undertakings set forth in paragraphs
          (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We undertake that, for the purpose of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to those securities and the offering will be deemed to be the initial bona fide offering.

     (c) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions described in Item 6 of this Registration Statement, or otherwise, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 17, 2003.

                                            CITADEL BROADCASTING CORPORATION



                                            /s/ Farid Suleman
                                            ------------------------
                                            By:  Farid Suleman
                                            Title: Chief Executive Officer
                                                   and Chairman

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Farid Suleman as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                               Title                        Date
---------------------------------------  ---------------------------------   -----------------
/s/ Farid Suleman                        Chief Executive Officer and         October 17, 2003
-----------------------------            Chairman
Farid Suleman

/s/ Randy L. Taylor                      Vice President--Finance and         October 17, 2003
-----------------------------            Secretary (Principal Financial
Randy L. Taylor                          and Accounting Officer)

/s/ David W. Checketts                                                       October 17, 2003
-----------------------------            Director
David W. Checketts

/s/ Theodore J. Forstmann                Director                            October 17, 2003
-----------------------------
Theodore J. Forstmann

/s/ J. Anthony Forstmann                 Director                            October 1, 2003
-----------------------------
J. Anthony Forstmann

/s/ Gordon A. Holmes                     Director                            October 3, 2003
-----------------------------
Gordon A. Holmes

/s/ Sandra J. Horbach                    Director                            October 17, 2003
-----------------------------
Sandra J. Horbach

/s/ Michael A. Miles                     Director                            October 17, 2003
-----------------------------
Michael A. Miles
                                         Director
-----------------------------
Charles P. Rose, Jr.

/s/ Herbert J. Siegel                    Director                            October 17, 2003
-----------------------------
Herbert J. Siegel


                                      Index to Exhibits

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1            Restated Certificate of Incorporation of Citadel Broadcasting
               Corporation, filed as Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on
               September 15, 2003 (the "Form 10-Q") and incorporated herein by reference.
4.2            Amended and Restated By-Laws of Citadel Broadcasting
               Corporation, filed as Exhibit 3.2 to the Form 10-Q and
               incorporated herein by reference.
4.3            Citadel Broadcasting Corporation 2002 Long-Term Incentive Plan,
               filed as Exhibit 10.1 to Registration Statement on Form S-1
               (Reg. No. 333-89844), as amended (the "Form S-1") and
               incorporated herein by reference.
4.4*           Stock Option Agreement reference number 001 for use under the
               Citadel Broadcasting Corporation 2002 Long-Term Incentive Plan.
5*             Opinion of Fried, Frank, Harris, Shriver & Jacobson.
23.1*          Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5).
23.2*          Consent of KPMG LLP.
23.3*          Consent of Deloitte & Touche LLP.
24*            Power of Attorney (included on the signature pages).

----------------------
*       Filed herewith.

                                                                Exhibit 4.4

                      CITADEL BROADCASTING CORPORATION
                       2002 LONG-TERM INCENTIVE PLAN
                           STOCK OPTION AGREEMENT
                           REFERENCE NUMBER: 001



1. GRANT OF OPTION.

     1.1 OPTION. On the terms and conditions set forth in this Stock Option Agreement and each Notice of Stock Option Grant (the "Notice") referencing this Agreement, Citadel Broadcasting Corporation ("Corporation") grants to the Optionee on the Date of Grant an option to purchase at the Option Price a number of Shares, all as set forth in the Notice. Each such Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement. This option is intended to be an ISO or a Nonstatutory Option, as provided in the Notice.

     1.2 PLAN. This option is granted under and subject to the terms of the Citadel Broadcasting Corporation 2002 Long Term Incentive Plan ("Plan"), which is incorporated herein by this reference. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2. NO TRANSFER OR ASSIGNMENT OF OPTION.

     Except as otherwise provided in this Agreement or permitted by the Committee, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

3. DEFINITIONS.

     3.1 "AFFILIATE" shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, or is controlled by, or is under common control with, such Person.

     3.2 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation, as constituted from time to time or, if a Committee has been appointed, such Committee.

     3.3 "CAUSE" shall mean (i) the occurrence of any of the events set forth in Section 11.1(i), (ii) or (iii), or (ii) the Optionee's having (A) grossly neglected his or her assigned duties or (B) engaged in willful misconduct resulting in, or reasonably likely to result in, material and demonstrable damage to the Company, unless the Optionee is subject to the terms of an employment agreement which includes a definition of "cause", in which case such definition shall apply for purposes of the Plan.

     3.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     3.5 "COMMITTEE" shall mean a committee of the Board of Directors, as described in Section 1.2 of the Plan.

     3.6 "COMPANY" shall mean Citadel Broadcasting Corporation, a Delaware corporation, and its subsidiaries, including any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

     3.7 "CONSULTANT" shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

     3.8 "DATE OF GRANT" shall mean the date specified in the Notice, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee's Service.

     3.9 "DIRECTOR" shall mean a member of the Board of Directors who is not an Employee.

     3.10 "DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Board of Directors in its sole discretion.

     3.11 "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

     3.12 "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     3.13 "FL & CO. COMPANIES" shall mean the collective reference to Forstmann Little & Co. Equity Partnership-VI, L.P.. Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., each a Delaware limited partnership.

     3.14 "ISO" shall mean an incentive stock option described in Section 422(b) of the Code.

     3.15 "LEGAL REPRESENTATIVE" shall mean the guardian, executor, administrator or other legal representative of the Optionee. All references herein to the Optionee shall be deemed to include references to the Optionee's Legal Representative, if any, unless the context otherwise requires.

     3.16 "NONSTATUTORY OPTION" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

     3.17 "OPTIONEE" shall mean the person named in the Notice.

     3.18 "OPTION PRICE" shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice.

     3.19 "PARENT" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the execution of this Agreement shall be considered a Parent commencing as of such date.

     3.20 "PARTIAL SALE" shall mean any sale by the FL & Co. Companies of all or a portion of their Shares to a Third Party, including through any Public Offering, which sale is not a Total Sale.

     3.21 "PERMITTED TRANSFERS" shall have the meaning described in Section
12.1 of this Agreement.

     3.22 "PERSON" shall mean means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     3.23 "PLAN" shall mean the Citadel Broadcasting Corporation 2002 Long-Term Incentive Plan, as it may be amended or restated from time to time.

     3.24 "PUBLIC OFFERING" shall mean a public offering of Shares registered under the Securities Act.

     3.25 "PURCHASE PRICE" shall mean the Option Price multiplied by the number of Shares with respect to which this option is being exercised.

     3.26 "RESTRICTED SHARE" shall mean a Share that is subject to a Right of Repurchase.

     3.27 "RIGHT OF FIRST OFFER" shall mean the Company's right of first offer described in Section 8.

     3.28 "RIGHT OF REPURCHASE" shall mean the Company's right of repurchase described in Section 7.

     3.29 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     3.30 "SERVICE" shall mean service as an Employee, Director or Consultant.

     3.31 "SHARE" shall mean one share of Class A Common Stock, par value $0.01 per share, of the Corporation. There shall be included within the term Share any Common Stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be issued after the date hereof in respect of, or in exchange for, shares of Class A Common Stock.

     3.32 "STOCKHOLDER'S AGREEMENT" shall mean the Stockholder's Agreement governing the rights, duties and obligations of present or former employees of the Company with respect to Shares granted or sold to such Persons, or issued pursuant to options granted or sold to such Persons, in such form as is in use by the Corporation at the time of exercise of the option or any part thereof or such other form which the Corporation elects to require the Optionee to execute in connection with the Optionee's exercise of the option. All references in any stock option agreement to sections of a Stockholder's Agreement shall be to sections of the Stockholder's Agreement in use by the Corporation on the effective date of the Plan or to the corresponding sections of any Stockholder's Agreement in use by the Company at the time of exercise of any option or which the Corporation elects to require the Optionee to execute in connection with the Optionee's exercise of the option.

     3.33 "SUBSIDIARY" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

     3.34 "THIRD PARTY" shall mean any Person other than any of the FL & Co. Companies or an Affiliate thereof or a partner of any of the FL & Co. Companies or an Affiliate of such partner.

     3.35 "TOTAL SALE" shall mean any of the following events: (i) the merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change of the then outstanding Shares), or (ii) the liquidation of the Corporation, or (iii) the sale to a Third Party of all or substantially all of the assets of the Company pursuant to a plan of liquidation or otherwise, or (iv) the sale to a Third Party of Shares (other than through a Public Offering); in each case, provided that, as a result thereof, the FL & Co. Companies, the direct and indirect partners of any of the FL & Co. Companies and any Affiliates of any of the foregoing cease to own, directly or indirectly, any shares of the voting stock of the Corporation

     3.36 "TRANSFEREE" shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

4. RIGHT TO EXERCISE.

     4.1 EXERCISABILITY. Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice or this Agreement. To the extent the Notice permits, the Optionee may exercise this option to purchase Shares for which the Optionee is not yet vested. If exercised for Shares that have not yet vested, such Shares shall be subject to the Right of Repurchase as described in Section 7.

     4.2 EXERCISE PERIOD. Prior to the completion of a Public Offering, unless the Committee otherwise determines, the Optionee may exercise the option (to the extent the option is exercisable pursuant to the Notice at such time) only during the 60-day period following the date upon which the Corporation delivers to the Optionee a certificate of the chief financial officer or other senior executive officer of the Corporation stating that a copy of the Corporation's consolidated financial statements for the preceding fiscal year is available to the Optionee for his or her review at the principal office of the Corporation or such other locations as the Corporation shall specify (the "Annual Certificate"). The Corporation shall use its best efforts to deliver the Annual Certificate within 30 days after the consolidated financial statements referred to therein are completed. Upon the completion of a Public Offering, the Corporation shall no longer be required to deliver the Annual Certificate and the option may be exercised (to the extent the option is exercisable pursuant to the Notice at such time) at any time.

     4.3 EARLY VESTING UPON SALE OR OTHER EVENTS. If the Committee in its discretion provides in the Notice for exercisability upon a Total Sale or upon a Partial Sale, the Corporation shall give the Optionee 10 days' notice (or, if not practicable, such shorter notice as may be practicable) prior to the anticipated date of the consummation of a Total Sale or the anticipated date of the consummation of a Partial Sale (the "Sale Notice"). Upon receipt of the Sale Notice, and for a period of five days thereafter (or such shorter period as the Committee shall determine and provide in the Notice), the Optionee shall be permitted to exercise the option to the extent provided in this Section 4.3, whether or not the option was otherwise so exercisable on the date the Sale Notice was given; provided, that, in the event of a Total Sale or a Partial Sale in which the Optionee would be required to participate pursuant to the Stockholder's Agreement were the Optionee then a party to such agreement, the Corporation may require the Optionee to exercise the option to the extent necessary to enable the Optionee to participate therein or to forfeit the option (or portion thereof, as applicable). Unless otherwise determined by the Committee, in the case of a Total Sale, the option may be exercised in whole or in part for up to the full amount of the Shares covered thereby (less the number of Shares previously acquired by the Optionee upon exercise of the option, if any). Unless otherwise determined by the Committee, in the case of a Partial Sale, the option shall be exercised in whole or in part, but not for more than the excess, if any, of (i) the number of shares with respect to which the Optionee would be entitled to participate in the Partial Sale pursuant to the Stockholder's Agreement, over (ii) the number of Shares previously issued to the Optionee upon exercise of the option and not disposed of in a prior Partial Sale. In the event the Total Sale or Partial Sale is not consummated, the option will be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given. In lieu of permitting or requiring the Optionee to exercise the option in the event of a Total Sale, the Committee, in its sole discretion, may instead cause the Corporation to redeem the unexercised portion of the option pursuant to Section 9.2 hereof. In lieu of permitting the Optionee to exercise the option in connection with a Public Offering of all or a portion of the Shares owned by the FL & Co. Companies (an "FL Public Offering"), the Corporation, at its option, may instead cause the option and the underlying shares to be registered under applicable securities laws or make other arrangements consistent with such laws, so as to permit the Optionee to sell for a period of time after the FL Public Offering the same number of Shares that he or she would have been able to sell in the FL Public Offering but for this sentence.

     4.4 EXERCISE UPON MULTIPLE OPTION AGREEMENTS. Notwithstanding anything herein to the contrary, if in connection with a Partial Sale, the Optionee shall be entitled to acquire Shares pursuant to Section 4.3 hereof and pursuant to the analogous provisions of one or more other stock option agreements between the Optionee and the Corporation (any such agreement, including this Agreement, an "Option Agreement"), then the Corporation shall have the right, at its option, to designate the Option Agreement or Option Agreements pursuant to which the Optionee may exercise options for purposes of the Optionee's participation in the Partial Sale, provided that in no event shall any such determination reduce the aggregate number of shares that the Optionee would otherwise be entitled to sell in connection with such Partial Sale.

     4.5 $100,000 LIMITATION. If this option is designated as an ISO in the Notice, then the Optionee's right to exercise this option shall be deferred to the extent (and only to the extent) that this option would not be treated as an ISO solely by reason of the $100,000 annual limitation under
Section 422(d) of the Code, except that the Optionee's right to exercise this option shall no longer be deferred if (i) the Corporation is subject to a Change in Control before the Optionee's Service terminates, (ii) the Corporation, or any surviving corporation, or its parent does not continue this option, and (iii) any surviving corporation or its parent does not assume this option or does not substitute an option with substantially the same terms for this option.

5. EXERCISE PROCEDURE.

     5.1 NOTICE OF EXERCISE. The Optionee or the Optionee's Legal Representative may exercise this option by giving written notice to the Corporation specifying the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a "Notice of Exercise". The Notice of Exercise shall be signed by the person exercising this option. In the event that this option is being exercised by the Optionee's Legal Representative, the notice shall be accompanied by proof (satisfactory to the Corporation) of the Legal Representative's right to exercise this option. The Optionee or the Optionee's Legal Representative shall deliver to the Corporation, at the time of giving the notice, payment in a form permissible under Section 6 for the full amount of the Purchase Price.

     5.2 STOCKHOLDER'S AGREEMENT. As a condition to exercise this option, the Optionee shall fully execute, and deliver together with the notice provided for in Section 4.1, a Stockholder's Agreement (a copy of which, in the form to be executed by the Optionee, will be supplied to the Optionee upon request) and an undated stock power if required by the Stockholder's Agreement.

     5.3 ISSUANCE OF SHARES. After receiving a proper notice of exercise, a fully executed Stockholder's Agreement and the undated stock power, the Corporation shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Not less than one hundred Shares may be purchased at any one time upon any exercise of this option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under this option.

     5.4 SECTION 83(B) ELECTION. To the extent the Optionee is permitted by the terms of the Notice to exercise a Nonstatutory Option for Shares that are not vested, Section 83 of the Code provides that the Optionee is not subject to federal income tax upon such exercise until the Right of Repurchase with respect to the Shares purchased lapses. If the Optionee chooses, the Optionee may make an election under Section 83(b) of the Code, which would cause the Optionee to recognize income in the amount of the excess (if any) of the Fair Market Value of the Shares acquired (determined as of the date the Option is exercised) over the Purchase Price will be subject to federal income tax. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the date of exercise -- even if no tax is payable because the Fair Market Value of the Restricted Shares on the date of the Option is exercised equals the Purchase Price paid. The form for making a Section 83(b) election is attached as Exhibit C. The Optionee acknowledges that it is the Optionee's sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty (30) day period may result in the recognition of ordinary income when the Right of Repurchase lapses.

     5.5 WITHHOLDING REQUIREMENTS. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this option and/or the filing of a Section 83(b) election, as a condition to the exercise of this option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

     5.6 PAYMENT FOR SHARES. Payment of the Purchase Price shall be made by delivery to the Corporation of a certified or bank check payable to the order of the Corporation or cash by wire transfer or other immediately available funds to an account designated by the Corporation.

6. TERM AND EXPIRATION.

     6.1 BASIC TERM. Subject to earlier termination in accordance with this Agreement, this option shall expire on the expiration date set forth in the Notice.

     6.2 TERMINATION OF SERVICE. Except as may be agreed between the Committee and the Optionee, if the Optionee's employment by the Company shall have ceased for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency) ("Terminated" or a "Termination"), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company under any employment agreement or otherwise (such Optionee being referred to herein as a "Terminated Optionee"), then , (i) to the extent that the Option is not exercisable pursuant to the Notice at the date of such Termination, this option shall terminate on and shall be of no further force and effect from and after the date of such Termination, and (ii) to the extent that the option is exercisable pursuant to the Notice at the date of such Termination (the "Exercisable Portion of the Option"), the Optionee shall have the right, at his or her option, to exercise the Exercisable Portion of the Option in whole or in part one time at any time within 60 days after the date of such Termination, but in no event after the expiration of the term of the option, and, until exercised, the Exercisable Portion of the Option shall continue to be subject to the terms of this Agreement, including Section 4.3 hereof. If a Public Offering has not been completed prior to the date of such Termination and the date of such Termination does not fall within the 60-day exercise period set forth in Section 4.2 hereof, then, for the 60-day exercise period provided for in this Section 6.2, the Corporation shall make available to the Terminated Optionee for his or her review at the principal office of the Corporation, in addition to the most recent annual consolidated financial statements of the Corporation then available, a copy of any quarterly consolidated financial statements of the Corporation which have been prepared by the Corporation and delivered to the lenders of the Corporation after the date of such consolidated financial statements but on or prior to the date of such Termination. To the extent that the Terminated Optionee does not exercise the Exercisable Portion of the option within the 60-day exercise period provided for in this Section 6.2, the unexercised portion of the Exercisable Portion of the option shall terminate and shall be of no further force and effect from and after the final date on which the Terminated Optionee could have so exercised the Exercisable Portion of the option.

     6.3 LEAVES OF ABSENCE. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

     6.4 NOTICE CONCERNING ISO TREATMENT. If this option is designated as an ISO in the Notice, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than twelve (12) months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than ninety (90) days, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

7. RIGHT OF REPURCHASE.

     7.1 RIGHT OF REPURCHASE. To the extent this option is exercised for Shares that are not vested, the Shares so acquired initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Corporation. The Optionee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except pursuant to Permitted Transfers. If the Optionee transfers any Restricted Shares, then this Section 7 shall apply to the Transferee to the same extent as to the Optionee.

     7.2 EXERCISE NOTICE. In the event the Corporation wishes to exercise its Right of Repurchase, the Corporation shall provide the Optionee with sixty (60) days prior written notice of its intent to exercise its right. A sample Right of Repurchase Exercise Notice is attached hereto as Exhibit D. Such notice shall contain the price per Share which shall be the repurchase price, described in subsection (4) below, and all other terms and conditions of the offer (including, without limitation, the proposed consummation date of the repurchase). The repurchase price shall be paid in cash or by canceling of indebtedness as the Corporation, in its sole discretion, shall determine.

     7.3 LAPSE OF REPURCHASE RIGHT. The Right of Repurchase shall lapse with respect to the Shares in accordance with the vesting schedule described in the Notice. In addition, the Right of Repurchase shall lapse and all of the remaining Restricted Shares shall become vested if (i) the Corporation is subject to a Change in Control before the Optionee's Service terminates and (ii) the Right of Repurchase is not assigned to the successor entity that retains the Optionee's Service immediately after the Change in Control or to such entity's parent or subsidiary.

     7.4 REPURCHASE PRICE. If the Corporation exercises the Right of Repurchase, it shall pay the Optionee an amount for each of the Restricted Shares being repurchased equal to the lower of (i) the Fair Market Value for each Share or (ii) the Purchase Price.

     7.5 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 7 into which such Shares thereby become convertible shall immediately be subject to this Section 7.

     7.6 TERMINATION OF RIGHTS AS SHAREHOLDER. If the Corporation makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

8. RIGHT OF FIRST OFFER.

     8.1 RIGHT OF FIRST OFFER. Shares that have been acquired upon the exercise of this option that are not Restricted Shares, shall in any event be subject to a Right of First Offer. In the event that the Optionee wishes to sell or otherwise dispose of any or all of such Shares or any interest therein (other than a Permitted Transfer) or receives a bona fide offer to purchase or otherwise acquire such Shares from any third party, such Right of First Offer would apply. The Right of First Offer hereunder shall terminate upon the consummation of a Public Offering.

     8.2 RIGHT OF FIRST OFFER NOTICE. If the Optionee desires to transfer Shares, the Optionee shall provide the Corporation with a Right of First Offer notice ("ROFO Notice") describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee (if any) and proof satisfactory to the Corporation that the proposed sale or transfer will not violate any applicable federal or state securities laws. A sample ROFO Notice is attached hereto as Exhibit E. The ROFO Notice shall be signed both by the Optionee and in the case of an offer made by a third-party by the proposed Transferee as well. The Corporation shall have the right to purchase all, and not less than all, of the Shares that are the subject of the ROFO Notice on the terms of the proposal described in such notice (subject, however, to any change in such terms permitted under Subsection (c) below) by delivery of a Notice of Exercise of the Right of First Offer within thirty (30) days after the date when the ROFO Notice was received by the Corporation. A sample Notice of Exercise of the Right of First Offer is attached hereto as Exhibit F.

     8.3 LAPSE OF RIGHT OF FIRST OFFER. If the Corporation fails to exercise its Right of First Offer within thirty (30) days after receipt of the ROFO Notice, the Optionee may, not later than ninety (90) days following the Corporation's receipt of the ROFO Notice, conclude the transfer of the Shares subject to the ROFO Notice on the terms and conditions described in such notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the ROFO Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Offer and shall require compliance with the procedure described in Subsection (b) above. If the Corporation exercises its Right of First Offer, the parties shall consummate the sale of the Shares on the terms set forth in the ROFO Notice within sixty (60) days after the date when the Corporation received the ROFO Notice (or within such longer period as may have been specified in the ROFO Notice); provided, however, that in the event the ROFO Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Corporation shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the ROFO Notice.

     8.4 TERMINATION OF RIGHTS AS SHAREHOLDER. If the Corporation makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 8, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

     8.5 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 8 or into which such Shares thereby become convertible shall immediately be subject to this Section 8.

9. TOTAL SALE.

     9.1 CONTINUATION OF PLAN. Upon the effective date of any Total Sale, any unexercised portion of the option shall terminate unless provision shall be made in writing in connection with such Total Sale for the continuance of the Plan and such unexercised portion of the option or for the assumption of such unexercised portion of the option by a successor to the Corporation or for the substitution for such unexercised portion of the option of new options covering shares of such successor with appropriate adjustments as to number and kind of shares and prices of shares subject to such new options, or unless the Committee shall authorize the redemption of the unexercised portion of the option pursuant to Section 9.2 hereof. In the event that provision in writing is made as aforesaid in connection with a Total Sale, the unexercised portion of the option or the new options substituted therefor shall continue in the manner and under the terms provided in the Plan and this Agreement and in such writing.

     9.2 REDEMPTION IN CONNECTION WITH TOTAL SALE. In connection with a Total Sale, the Committee may, in its sole discretion, authorize the redemption of the unexercised portion of the option for a consideration per Share issuable upon exercise of the unexercised portion of the option equal to the excess of (i) the consideration payable in respect of a Share in connection with such Total Sale, adjusted as if all outstanding options and other rights to acquire equity interests in the Corporation had been exercised prior to the consummation of such Total Sale and further adjusted to take into account all other equity interests in the Corporation (provided, however, that no adjustment shall be made with respect to any option or other right to acquire equity interests in the Corporation if the Option Price for such option or other right is greater than the consideration that would be payable per Share in connection with such Total Sale if the adjustment were not made), over (ii) the Option Price. Any redemption pursuant to this Section 9.2 shall occur simultaneously with the occurrence of the Total Sale.

     9.3 ALLOCABLE SHARE OF EXPENSES. In the event of a redemption pursuant to Section 9.2 hereof, the Optionee shall be responsible for and shall be obligated to pay a proportionate amount (determined as if the Optionee were a holder of the number of Shares of which would have been issuable upon exercise of the portion of the option redeemed pursuant to Section 9.2 hereof) of the expenses, liabilities and obligations incurred or to be incurred by the stockholders of the Corporation in connection with such Total Sale (including, without limitation, the fees and expenses of investment bankers, legal counsel and other outside advisors and experts retained by or on behalf of the stockholders of the Corporation in connection with such Total Sale, amounts payable in respect of indemnification claims, amounts paid into escrow and amounts payable in respect of post-closing adjustments to the purchase price) ("Expenses of Sale").

     9.4 POWER OF ATTORNEY. The Optionee hereby irrevocably appoints the FL & Co. Companies, and each of them (individually and collectively, the "Representative"), the Optionee's true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Optionee's name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, in connection with this Agreement or the option as the Representative shall deem necessary or appropriate in connection with any Total Sale, including, without in any way limiting the generality of the foregoing, to receive on behalf of the Optionee any payments made in respect of the unexercised portion of the option (including payments made in connection with any redemption) in connection with any Total Sale, to hold back from any such payments any amount which the Representative deems necessary to reserve against the Optionee's share of any Expenses of Sale, and to engage in any acts in which the Representative is authorized by and on behalf of the holders of any of the Corporation's capital stock to engage in connection with the Total Sale. The Optionee hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Optionee's Representative.

     In acting for the Optionee pursuant to the appointment set forth in this Section 9.4, the Representative shall not be responsible to the Optionee for any loss or damage the Optionee may suffer by reason of the performance by the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence in the performance of its duties hereunder. The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and any Person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Optionee in all matters referred to in this Section 9.4.

     Notwithstanding the foregoing, this power of attorney does not empower the Representative to exercise the option on behalf of the Optionee.

10. LEGALITY OF INITIAL ISSUANCE.

     No Shares shall be issued upon the exercise of this option unless and until the Corporation has determined that:

          (i) The Corporation and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

          (ii) Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

          (iii) Any other applicable provision of state or federal law has been satisfied.

11. PROHIBITED ACTIVITIES.

     11.1 PROHIBITION. The Optionee agrees that (i) the Optionee will not at any time during the Optionee's employment (other than in the course of such employment) with the Company or any Affiliate thereof, or after a Termination, disclose or furnish to any other Person or use for the Optionee's own or any other Person's account any Confidential or Proprietary Information, (ii) if the Optionee is Terminated, the Optionee will not for three years following such Termination directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of, any employee of the Company or any Affiliate thereof, (iii) the Optionee will not at any time during the Optionee's employment with the Company or any Affiliate thereof or after a Termination publish or make any disparaging statements about the Company, any Affiliate or any of their directors, officers or employees, under circumstances where it is reasonably foreseeable that the statements will be made public (a disparaging statement is a communication which, if made public, would tend to malign the business or reputation of the Person about whom such statement is made), and (iv) the Optionee will not breach the provisions of Section 2 hereof (any activity prohibited by clause (i), (ii), (iii) or (iv) of this Section 11.1 being referred to as a "Prohibited Activity").

"Confidential or Proprietary Information" shall mean any non-public information about the Company or any Affiliate thereof which was acquired during the Optionee's employment with the Company or any Affiliate thereof and which has or is reasonably likely to have competitive value to the Company or any Affiliate thereof.

     11.2 RIGHT TO TERMINATE OPTION. The Optionee understands and agrees that the Corporation is granting to the Optionee an option to purchase Shares hereunder to reward the Optionee for the Optionee's future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Corporation. Accordingly, if, at any time during which any portion of the Option (including the Exercisable Portion of the Option) is outstanding,
(i) the Optionee engages in any Prohibited Activity or any act otherwise constituting Cause, or (ii) the Optionee engages in any Competitive Activity (as hereinafter defined), or (iii) the Optionee is convicted of a crime against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, to terminate the option (including the Exercisable Portion of the option), or any unexercised portion thereof, which shall then be of no further force and effect.

"Competitor" shall mean any Person that is engaged in owning, operating or acquiring directly or indirectly (through a corporation, trust, partnership or other Person) a Radio Broadcasting Business that operates in the same market as and competes directly or indirectly with a Radio Broadcasting Business which, at the time the Optionee is Terminated, is owned or operated by the Corporation or any of its Subsidiaries or which the Corporation or any of its Subsidiaries intends to own, operate or acquire (which intention was disclosed to the Optionee prior to or in connection with his or her Termination). The determination as to whether or not any Radio Broadcasting Business competes directly or indirectly with the Corporation or any of its Subsidiaries shall be made by the Corporation in its reasonable discretion.

"Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (A) controlling any Competitor or (B) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests then outstanding) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which the Optionee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Optionee, such portion determined by applying the percentage of the equity interest in such entity owned by the Optionee to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Company or any Affiliate of the Company; or (iv) employment by (including serving as an officer or director of), or providing consulting services to, any Competitor; provided, however, that if the Competitor has more than one discrete and readily distinguishable part of its business, employment by or providing consulting services to any Competitor shall be Competitive Activity only if (X) his or her employment duties are at or involving the part of the Competitor's business that competes with any of the businesses conducted by the Corporation or any of its Subsidiaries (the "Competing Operations"), including serving in a capacity where any Person at the Competing Operations reports to the Optionee, or (Y) the consulting services are provided to or involve the Competing Operations. For purposes of this definition, the term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity or debt interests, by contract or otherwise.

"Radio Broadcasting Business" shall mean any business which (i) owns or operates one or more radio stations or (ii) owns or operates any internet or digital audio broadcasting business if such business also owns or operates, or is Affiliated with an owner or operator of, one or more radio stations.

12. RESTRICTIONS ON TRANSFER.

     12.1 PERMITTED TRANSFERS. Until a Public Offering has occurred, none of the Shares acquired pursuant to this Option shall be transferable other than in any of the following "Permitted Transfers": (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Optionee's spouse, children or grandchildren (or their issue) or to a trust established by the Optionee for the benefit of the Optionee or the Optionee's spouse, children or grandchildren (or their issue), provided in either case that the Transferee agrees in writing on a form prescribed by the Corporation to be bound by all provisions of this Agreement. Section
8.1 shall not apply to any of the foregoing Permitted Transfers. If the Optionee transfers any Shares acquired under this Agreement, either under this subsection or after the Corporation has failed to exercise the Right of First Offer, then such rights shall be applicable to the Transferee to the same extent as to the Optionee.

     12.2 SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Corporation at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Corporation, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

     12.3 MARKET STAND-OFF. Except as provided in the Stockholder's Agreement, in connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Corporation's initial Public Offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Corporation or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days. The Market Stand-Off shall in any event terminate two (2) years after the date of the Corporation's initial Public Offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Corporation's underwriters shall be beneficiaries of the agreement set forth in this subsection 12.3. This subsection 12.3 shall not apply to Shares registered in the public offering under the Securities Act, and the Optionee shall be subject to this subsection (3) only if the directors and officers of the Corporation are subject to similar arrangements.

     12.4 OPTIONEE UNDERTAKING. The Optionee agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or upon the Restricted Shares pursuant to the provisions of this Agreement.

     12.5 INVESTMENT INTENT. The Optionee represents and agrees that as of the Date of Grant, the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof. If the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

13. ADJUSTMENT OF SHARES.

     If there is any change in the stock subject to the Option or in the corporate structure of the Corporation, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, extraordinary dividend, dividend in kind or other similar change in the corporate structure or distribution to shareholders, a reclassification, or any similar occurrence, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Option Price) shall be adjusted by the Committee. The Committee's adjustment shall be final and binding for all purposes of the Plan and this Agreement.

14. MISCELLANEOUS PROVISIONS.

     14.1 RIGHTS AS A SHAREHOLDER. Neither the Optionee nor the Optionee's Legal Representative shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this option until: (i) the option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the option was exercised and any withholding taxes due, (ii) the Optionee shall have delivered a fully executed Stockholder's Agreement and undated stock power to the Corporation, (iii) the Corporation shall have issued the Shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Corporation. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of any applicable Stockholder's Agreement.

     14.2 NO RETENTION RIGHTS. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

     14.3 NOTIFICATION. All notices and other communications hereunder shall be in writing and unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto: If to the Corporation, to:

                         Citadel Broadcasting Corporation
                         City Center West, Suite 400
                         7401 West Lake Mead Boulevard
                         Las Vegas, Nevada  89128
                         Attention:  Treasurer

If to the Optionee or the Optionee's Legal Representative, to such Person at the address as reflected in the records of the Corporation.

     14.4 ENTIRE AGREEMENT. This Agreement and the Plan and, upon execution thereof, the Stockholder's Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the option granted hereby.

     14.5 MODIFICATION OF AGREEMENT. This Agreement may be modified, amended or supplemented by written agreement of the parties hereto; provided, that the Corporation may modify, amend or supplement this Agreement in a writing signed by the Corporation without any further action by the Optionee if such modification, amendment or supplement does not adversely affect the Optionee's rights hereunder.

     14.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

     14.7 WAIVER. The failure of the Corporation in any instance to exercise the Right of Repurchase or the Right of First Offer shall not constitute a waiver of any other repurchase rights and/or rights of first offer that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

     14.8 ASSIGNMENT. The Corporation may assign the Right of Repurchase and/or the Right of First Offer to any person or entity selected by the Board of Directors, including, without limitation, one or more shareholders of the Corporation.

     14.9 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon the Optionee, the Optionee's assigns and the Legal Representatives, heirs and legatees of the Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Optionee without the prior written consent of the Corporation. In addition, each of the FL & Co. Companies shall be a third party beneficiary of this Agreement and shall be entitled directly to enforce this Agreement.

     14.10 HEADINGS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

     14.11 RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

     14.12 SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

     14.13 CONSENT TO JURISDICTION. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any actions, suits or proceedings arising out of or relating to this Agreement, the Option or the Plan and the transactions contemplated hereby and thereby ("Litigation") (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 13(c) hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the State of New York or of the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

                                 EXHIBIT A

                         SAMPLE NOTICE OF EXERCISE


Citadel Broadcasting Corporation
[ADDRESS]

Attn:  Corporate Secretary


To the Corporate Secretary:

I hereby exercise my stock option granted under the Citadel Broadcasting Corporation 2002 Long-Term Incentive Plan (the "Plan") and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares by delivery of a check payable to Citadel Broadcasting Corporation (the "Corporation") in the amount described below in full payment for such shares plus all amounts required to be withheld by the Corporation under state federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Corporation demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this ___ day of ___________________ (month) ____(year).

------------------------- ----------------------- ----------------------- -----
No. Shares to be          Type of Option          Option Price            Total
Acquired
------------------------- ----------------------- ----------------------- -----
                          Nonstatutory
------------------------- ----------------------- ----------------------- -----
                          Incentive
------------------------- ----------------------- ----------------------- -----
Estimated Withholding     Nonstatutory only
------------------------- ----------------------- ----------------------- -----
                                                  AMOUNT PAID
------------------------- ----------------------- ----------------------- -----

                                         Very truly yours,


                                         ----------------------
                                         Signature of Optionee


                                         Optionee's Name and Mailing Address
                                         ----------------------
                                         ----------------------
                                         ----------------------

                                         Optionee's Social Security Number

                                         ----------------------

                                 EXHIBIT B

                                STOCK POWER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto Citadel Broadcasting Corporation (the "Corporation"), _________________ (_____) shares of the Common Stock, par value $0.01 per share, of the Corporation standing in his/her/their/its name on the books of the Corporation represented by Certificate No. ________________ herewith and do(es) hereby irrevocably constitute and appoint ________________________ his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Corporation.

Dated:  __________________         Signature: _________________________________

                                   Print Name and Mailing Address

                                   ------------------------------------------
                                   ------------------------------------------
                                   ------------------------------------------




INSTRUCTIONS:  Please do not fill in any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on your part.

                                 EXHIBIT C

                           SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer who performed the services is:

        Name:
                                ----------------------------------------
        Address:
                                ----------------------------------------

                                ----------------------------------------

        Social Security Number:
                                ----------------------------------------

(2) The property with respect to which the election is being made is _________ shares of the Common Stock, par value $0.01 per share, of Citadel Broadcasting Corporation.

(3)     The property was issued on _________________.

(4) The taxable year in which the election is being made is the calendar year ___________.

(5) The property is subject to a right of repurchase pursuant to which the issuer has the right to acquire the property at the lower of fair market value or the original purchase price, at any time prior to the vesting date. The issuer's repurchase right lapses in a series of installments over a _____________-year period ending on ____________________, 200__.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___________ per share.

(7)     The amount paid for such property is $__________ per share.

(8) A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of property.

(9)     This statement is executed on __________________________________.


------------------------------              -----------------------------------
Spouse (if any)                             Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Notice of Exercise. This filing should be made by registered or certified mail, return receipt requested. You should retain two (2) copies of the completed form for filing with your Federal and state tax returns for the current tax year and an additional copy for your records.

                                 EXHIBIT D

                            RIGHT OF REPURCHASE
                              EXERCISE NOTICE


                                                                 [Date]

               Re:    Exercise of Right of Repurchase

Dear Optionee:

The Corporation wishes to exercise its Right of Repurchase under the Citadel Broadcasting Corporation 2002 Long-Term Incentive Plan ("Plan") and buy back from you shares of common stock of the Corporation that you acquired upon the exercise of one or more stock options granted to you pursuant to the Plan under the terms described below:


--------------------- ------------------ ------------------ ------------------ ------------------
Date of Initial       Shares to be       FMV of one Share   Purchase Price     Repurchase Price
Option Grant          Repurchased                           per Share
--------------------- ------------------ ------------------ ------------------ ------------------
--------------------- ------------------ ------------------ ------------------ ------------------
--------------------- ------------------ ------------------ ------------------ ------------------

--------------------- ------------------ ------------------ ------------------ ------------------
--------------------- ------------------ ------------------ ------------------ ------------------
                                                            TOTAL
--------------------- ------------------ ------------------ ------------------ ------------------

Other Terms
-----------


Shares shall be repurchased on [insert date]. The Corporation shall pay the repurchase price to you by delivery of payment by check on or within two
(2) days following such date. Once the payment is made available to you, you shall no longer be considered a shareholder with respect to those shares.





*     *     *



Should you have any additional questions, please contact [insert contact person and contact information].





Very truly yours,

                                 EXHIBIT E

                        RIGHT OF FIRST OFFER NOTICE


                                                                 [Date]

Citadel Broadcasting Corporation
[insert address and contact information]


               Re:    Right of First Offer


Dear [Contact Person]:

This Right of First Offer Notice is prepared in accordance with the terms of the Citadel Broadcasting Corporation 2002 Long-Term Incentive Plan (the "Plan").

1.      Offer  (only items checked below apply)
        -----

______ I have received a firm offer to purchase (or I intend to transfer) shares of Class A Common Stock of Citadel Broadcasting Corporation ("Common Stock") that I acquired upon the exercise of one or more stock options granted pursuant to the Plan in accordance with the terms described below:


------------------------- ----------------------- ----------------------- -----------------------
No. Shares to Be          Price per Share         Form of Payment         Date of Sale
Sold/Transferred
------------------------- ----------------------- ----------------------- -----------------------
------------------------- ----------------------- ----------------------- -----------------------

------------------------- ----------------------- ----------------------- -----------------------
------------------------- ----------------------- ----------------------- -----------------------

------------------------- ----------------------- ----------------------- -----------------------

______ I intend to offer for sale (or otherwise transfer) shares of Common Stock that I acquired upon the exercise of one or more stock options granted pursuant to the Plan in accordance with the terms described below:

------------------------- ----------------------- ----------------------- -----------------------
No. Shares to Be          Price per Share         Form of Payment         Date of Sale
Sold/Transferred
------------------------- ----------------------- ----------------------- -----------------------
------------------------- ----------------------- ----------------------- -----------------------

------------------------- ----------------------- ----------------------- -----------------------
------------------------- ----------------------- ----------------------- -----------------------

------------------------- ----------------------- ----------------------- -----------------------

2.      Proposed Transferee
        -------------------

The name, address and contact information of the proposed transferee are as follows:

Name of Proposed Transferee:
                                       ----------------------------------------

Corporation (if different then above):
                                       ----------------------------------------

Address:
                                       ----------------------------------------

                                       ----------------------------------------
Contact Person:
                                       ----------------------------------------
Contact Phone Number:
                                       ----------------------------------------

3.      Representations of Proposed Transferor

a. I certify that the statements made by me in this notice are true and correct as of the date of this notice.

b. To the best of my knowledge, the proposed sale or transfer of my shares of Common Stock as described in this will not violate any applicable federal or state securities laws. If requested by the Corporation, I will submit a letter to that effect prior to the proposed transfer prepared by an attorney familiar with relevant securities laws, who is reasonably satisfactory to the Corporation.

c. I acknowledge and agree that any proposed transfer on terms and conditions different from those described in this notice shall again be subject to the Corporation's Right of First Offer and shall require a submission of an additional Right of First Offer Notice.

d. I acknowledge and agree that if the Corporation elects to exercise its Right of First Offer, once it makes available the purchase price for those shares, I shall no longer be considered a shareholder with respect to those shares.


Very truly yours,



[Signature of Proposed Transferor]



Acknowledgment of Proposed Transferee

I have reviewed the terms of this Right of First Offer Notice and agree that I have made a firm offer or intend to accept transfer of shares of Common Stock in accordance with the terms described in this notice.


Proposed Transferee:
                                    ---------------------------------
By:
                                    ---------------------------------

                                 EXHIBIT F

                            RIGHT OF FIRST OFFER
                              EXERCISE NOTICE



                                                                 [Date]

               Re:    Exercise of Right of First Offer

Dear Proposed Transferee:

The Corporation wishes to exercise its Right of First Offer under the Citadel Broadcasting Corporation, 2002 Long-Term Incentive Plan (the "Plan") and buy back from you shares of Class A Common Stock that you acquired upon the exercise of one or more stock options granted pursuant to the Plan. Payment will be made in accordance with the terms contained in your Right of First Offer Notice dated [insert date] [except that payment will be made entirely in cash]. The purchase shall be made on [insert date that is no later than 30 days later than the ROFO Notice Date or, if later, the proposed date of sale in the Notice].


*     *     *

Should you have any additional questions, please contact [insert contact person and contact information].

Very truly yours,

                                                                  Exhibit 5

          [Letterhead of Fried, Frank, Harris, Shriver & Jacobson
            (a partnership including professional corporations)]

October 17, 2003
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

         Re:   Citadel Broadcasting Corporation
               Registration Statement of Form S-8

Ladies and Gentlemen:

        We have acted as special counsel to Citadel Broadcasting Corporation (the "Company") in connection with the preparation of the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers 5,000,000 shares (the "Shares") of the common stock of the Company, par value $0.01 per share, offered under the Company's 2002 Long-Term Incentive Plan (the "Plan"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. We also have assumed that any future changes to the terms and conditions of the Plan will be duly authorized by the Company and will comply with all applicable laws.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the provisions of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

        The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD"), and applicable provisions of the Constitution of the State of Delaware, in each case as currently in effect, and the reported judicial decisions interpreting the GCLD and the Delaware Constitution.

        The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                      Very truly yours,

                                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON





                                      /s/ David C. Golay
                                      ----------------------------------------
                                      By:   David C. Golay

                                                                   Exhibit 23.2


The Board of Directors
Citadel Broadcasting Corporation

We consent to the incorporation by reference in the registration statement on Form S-8 of Citadel Broadcasting Corporation of our report dated February 23, 2001, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Citadel Communications Corporation and subsidiary for the year ended December 31, 2000, which report appears in the Form S-1 of Citadel Broadcasting Corporation Filed on August 1, 2003.

/s/ KPMG LLP

Phoenix, Arizona
October 13, 2003

                                                                   Exhibit 23.3

We consent to the incorporation by reference in this Registration Statement of Citadel Broadcasting Corporation on Form S-8 of our report dated February 12, 2003, except for Note 18, as to which the date is July 16, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets and an explanatory paragraph relating to the restatement described in Note 18) appearing in Registration Statement No. 333-89844 of Citadel Broadcasting Corporation on Form S-1 under the Securities Act of 1933.

/s/ Deloitte & Touche LLP

Los Angeles, California
October 13, 2003